As filed with the Securities and Exchange Commission on February 28, 1997
                                             Registration No. 33-

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              under
                   THE SECURITIES ACT OF 1933

                      The Loewen Group Inc.
     (Exact name of registrant as specified in its charter)

  Province of British Columbia,
              Canada                            98-0121376
         (State or other                     (I.R.S. Employer
         jurisdiction of                    Identification No.)
         incorporation or
          organization)

                       4126 Norland Avenue
            Burnaby, British Columbia, Canada V5G 3S8
                         (604) 299-9321
  (Address of principal executive offices, including zip code)
     Loewen Group International, Inc. 401(k) Retirement Plan
                    (Full title of the plan)

                      Timothy R. Hogenkamp
                Loewen Group International, Inc.
              50 East River Center Blvd., Ste. 800
                    Covington, Kentucky 41011
                         (606) 431-6663
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           Copies to:
                    Michelle L. Johnson, Esq.
              Thelen, Marrin, Johnson & Bridges LLP
               Two Embarcadero Center, Suite 2100
              San Francisco, California 94111-3995

                    CALCULATION OF REGISTRATION FEE

                                                  Proposed
   Title of      Amount to      Proposed maximum   maximum      Amount of
securities to       be          offering price    aggregate   registration
      be        registered (2)  per share (3)      offering        fee
registered (1)                                    price (3)
Common shares     275,000          $ 33.25      $ 9,143,750     $ 2,770.83
 without par      shares
  value (4)

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Loewen Group International, Inc. 401(k) Retirement Plan (the "Plan").
(2) Based on the estimated maximum number of Common shares without par value ("Common Shares") to be offered under the Plan's Common Stock Fund.
(3) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. The above calculation is based on the average of the reported high and low prices of the TLGI Shares on the New York Stock Exchange on February 26, 1997.
(4) Each Common Share includes one Right issued pursuant to the registrant's Shareholder Protection Rights Plan Agreement, as amended.

  INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE

      This Registration Statement is filed to register additional Common shares without par value ("Common Shares") of The Loewen Group Inc. (the "Company") to be offered pursuant to the Loewen Group International, Inc. 401(k) Retirement Plan. A Form S-8 Registration Statement with respect to 74,767 Common Shares to be offered pursuant to the Plan, (File No. 33-72808), was filed by the Company on December 10, 1993. Except for
Part II Item 3, Item 6 and Item 8, which are set forth below, the contents of such earlier Registration Statement are hereby incorporated by reference.



                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

      The  following documents filed with the Commission  by  The
Loewen Group Inc. (the "Company") and Loewen Group International,
Inc. 401(k) Retirement Plan (the "Plan") are incorporated by reference in this registration statement:

               (a)(i) The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

                  (ii)  The  Plan's  Annual  Report on  Form  11-
             K   filed   concurrently  with   this   registration
             statement;

               (b) All other reports filed by the Company or the Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the
             "Exchange Act"), since December 31, 1995; and

               (c) The description of the Company's Common shares without par value contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing (except that no document shall be deemed to be incorporated by reference if filed after the filing of a post-effective amendment which deregisters securities then remaining unsold).

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 152 of the Company Act of British Columbia provides in part that:

      A company may, with the approval of the court, indemnify a director or former director of the company or a director or former director of a corporation of which it is or was a shareholder, and his heirs and personal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director, including an action brought by the company or corporation, if

          (a) he acted honestly and in good faith with a view to the best interests of the corporation of which he is or was a director; and

          (b) in the case of a criminal or administrative action or proceeding, he had reasonable grounds for believing that his conduct was lawful.

      Part 19 of the Company's Articles provides that the Company shall indemnify its directors generally in accordance with the provisions of Section 152 and that the Company shall indemnify its Secretary and any Assistant Secretary against all costs, charges and expenses incurred that have arisen as a result of serving the Company in such capacity. The Articles further provide that the Company may indemnify any of its officers, employees or agents against all costs, charges and expenses incurred as a result of acting as an officer, employee and agent of the Company.

      Pursuant to indemnification agreements, the Company has agreed to indemnify its directors and certain officers against all costs, charges and expenses incurred by reason of being a director or officer of the Company. The Company's duty to indemnify is subject to court approval and conditioned upon the individual acting honestly and in good faith with a view to the best interests of the Company.

Item 8.    EXHIBITS

       Number  Exhibit
            4  INSTRUMENTS  DEFINING  THE  RIGHTS  OF  SECURITY-
                  HOLDERS
          4.1 Altered Memorandum of registrant, filed with the British Columbia Registrar of Companies on
                  June 21, 1996 (1)

          4.2 Articles of The Loewen Group Inc., restated, filed with the British Columbia Registrar of Companies on March 1, 1988, as amended on March 30, 1988, April 21, 1988, May 19, 1988,
                  Mary  28,  1992, May 20, 1993, June 29,  1994,
                  December 21, 1995 and February 7, 1996 (2)

          4.3 Shareholder Protection Rights Plan, dated as of April 20, 1990, as amended on May 24, 1990 and April 7, 1994 and reconfirmed on May 17,
                  1995 (3)

           23  CONSENTS OF EXPERTS

         23.1    Consent of KPMG

         23.2    Consent of Price Waterhouse LLP

         23.3    Consent of Richter, Usher & Vineberg

         23.4    Consent of Altschuler, Melvion and Glasser LLP

         23.5    Consents of Keith J. Schulte Accountancy Corporation

       Number  Exhibit
         23.6    Consents of Hirsch, Oelbaum, Bram & Hanover

         23.7    Consent of KPMG Peat Marwick LLP

           25 POWERS OF ATTORNEY (included on the signature pages to this Registration Statement)

     (1) Incorporated by reference from the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed on August 15, 1996 (File No. 0-18429)
     (2) Incorporated by reference from the registrant's Annual Report on Form 10-K for the year ended December 31, 1995, filed on March 28, 1996, as amended (File No. 1-12163)
     (3) Incorporated by reference from the registrant's Annual Report on Form 10-K for the year ended December 31, 1994, filed on March 31, 1995 (File No. 0-18429)

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnaby, Province of British Columbia, Canada, on this 26th day of February, 1997.

                              THE LOEWEN GROUP INC.



                              By:     /s/ Raymond L. Loewen
                                 Raymond L. Loewen
                                 Chairman of the Board and Chief
                                 Executive Officer

                        POWER OF ATTORNEY

      Each person whose signature appears below hereby appoints Raymond L. Loewen, Peter S. Hyndman and Paul Wagler, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact deems appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.



        February 26, 1997                  /s/ Raymond L. Loewen
     Date                     Raymond L. Loewen
                              Chairman of the Board and Chief
                              Executive Officer and Director
                              (Principal Executive Officer)



        February 26, 1997                  /s/ Timothy R. Hogenkamp
     Date                     Timothy R. Hogenkamp
                              President and Chief Operating
                              Officer and
                                 Director
                              (Principal Executive Officer)



        February 26, 1997                  /s/ Paul Wagler
     Date                     Paul Wagler
                              Senior Vice-President, Finance and
                              Chief Financial Officer and
                              Director
                              (Principal Financial Officer)



        February 26, 1997                  /s/ Wm. Grant Ballantyne
     Date                     Wm. Grant Ballantyne
                              Senior Vice President, Financial
                              Control and Administration
                              (Principal Accounting Officer)




        February 26, 1997                  /s/ Kenneth S. Bagnell
     Date                     Kenneth S. Bagnell
                              Director

        February 26, 1997               /s/ The Honorable J. Carter Beese, Jr.
     Date                     The Honorable J. Carter Beese, Jr.
                              Director



        February 26, 1997                  /s/ Earl A. Grollman
     Date                     Earl A. Grollman
                              Director



        February 26, 1997                  /s/ Peter S. Hyndman
     Date                     Peter S. Hyndman
                              Director



        February 26, 1997                  /s/ Albert S. Lineberry, Sr.
     Date                     Albert S. Lineberry, Sr.
                              Director



        February 26, 1997                  /s/ Charles B. Loewen
     Date                     Charles B. Loewen
                              Director



        February 26, 1997                  /s/ Robert B. Lundgren
     Date                     Robert B. Lundgren
                              Director

        February 26, 1997                  /s/ James D. McLennan
     Date                     James D. McLennan
                              Director



        February 26, 1997                  /s/ Lawrence Miller
     Date                     Lawrence Miller
                              Director



        February 26, 1997                  /s/ Lawrence Miller
     Date                     Ernest G. Penner
                              Director



        February 26, 1997                 /s/ The Right Honourable
                              John N. Turner, P.C., C.C., Q.C.
     Date                     The Right Honourable John N. Turner,
                              P.C., C.C., Q.C.
                              Director






          AUTHORIZED REPRESENTATIVE IN THE UNITED STATES:

     The undersigned is the Company's authorized representative in the United States.


        February 26, 1997                  /s/ Timothy R. Hogenkamp
     Date                     Timothy R. Hogenkamp

      Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnaby, Province of British Columbia, Canada on February 26, 1997.


                              LOEWEN GROUP INTERNATIONAL, INC.
                              401(k) RETIREMENT PLAN



                              By:    /s/ Raymond L. Loewen
                                 Raymond L. Loewen
                                 Trustee

                          EXHIBIT INDEX


 Number   Exhibit

        4 INSTRUMENTS DEFINING THE RIGHTS OF SECURITY-HOLDERS

      4.1 Altered Memorandum of registrant, filed with the British Columbia Registrar of Companies on June 21,
             1996 (1)

      4.2 Articles of The Loewen Group Inc., restated, filed with the British Columbia Registrar of Companies on March 1, 1988, as amended on March 30, 1988, April 21, 1988, May 19, 1988, Mary 28, 1992, May 20,
             1993, June 29, 1994, December 21, 1995 and February
             7, 1996 (2)

      4.3    Shareholder Protection Rights Plan, dated as of
             April 20, 1990, as amended on May 24, 1990 and
             April 7, 1994 and reconfirmed on  May 17, 1995 (3)

       23 CONSENTS OF EXPERTS

     23.1    Consent of KPMG

     23.2    Consent of Price Waterhouse LLP

     23.3    Consent of Richter, Usher & Vineberg

     23.4    Consent of Altschuler, Melvion and Glasser LLP

     23.5    Consents of Keith J. Schulte Accountancy Corporation

     23.6    Consents of Hirsch, Oelbaum, Bram & Hanover

     23.7    Consent of KPMG Peat Marwick LLP

       25 POWERS OF ATTORNEY (included on the signature pages to this Registration Statement)



   (1) Incorporated by reference from the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed on August 15, 1996 (File No. 0-18429)
   (2) Incorporated by reference from the registrant's Annual Report on Form 10-K for the year ended December 31, 1995, filed on March 28, 1996, as amended (File No. 1-12163)
   (3) Incorporated by reference from the registrant's Annual Report on Form 10-K for the year ended December 31, 1994, filed on March 31, 1995 (File No. 0-18429)